Exhibit 3.1

ARTICLES SUPPLEMENTARY

OF

STRATEGIC STORAGE TRUST VI, INC.

Series E REDEEMABLE 8% Preferred Stock

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under the power contained in Sections 5.3 and 5.4 of Article V of the charter of the Corporation (the “Charter”), by duly adopted resolutions, the board of directors of the Corporation (the “Board”) classified and designated 10,000,000 authorized but unissued shares of the Corporation’s preferred stock, $0.001 par value per share (the “Preferred Stock”) as the “Series E Redeemable 8% Preferred Stock” and fixed the preferences, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of such Series E Redeemable 8% Preferred Stock. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

SECOND: Subject in all cases to the provisions of Article V of the Charter, the Series E Redeemable 8% Preferred Stock shall have the following preferences, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

(1)
Designation and Number. There shall be a series of Preferred Stock designated as the “Series E Redeemable 8% Preferred Stock” (the “Series E Preferred Stock”). The number of authorized shares of Series E Preferred Stock is 10,000,000.

(2)
Rank. The Series E Preferred Stock will, with respect to dividends and distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to the Common Stock and, subject to the voting rights in Section 8 below, to any other class or series of non-preferred equity securities of the Corporation now or hereafter issued and outstanding (collectively, the “Junior Securities”). The Series E Preferred Stock will have parity with all other preferred equity securities issued by the Corporation from time to time the terms of which provide that such securities rank on parity with the Series E Preferred Stock, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation (the “Parity Stock”). The Series E Preferred Stock will be junior to any equity securities issued by the Corporation from time to time the terms of which provide that such securities rank senior to the Series E Preferred Stock with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, including the Series B Convertible Preferred Stock (the “Senior Stock”).

(3)
Dividends.

(a)
Each holder of the then outstanding shares of Series E Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.0% per annum of the Liquidation Preference (as defined herein) plus an amount equal to all accumulated and unpaid dividends thereon for Series E Preferred Stock. Such dividends, if available, will be payable monthly on the 12th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date). Each calendar month (beginning with the first day of each month and ending on the day preceding the first day of the next succeeding month) will be deemed a “Series E Cash Dividend Period.” Holders of record are determined on the 25th day of each month (or if such date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date) (the “Record Date”). Dividends payable on any share of Series E Preferred Stock that is issued on or prior to the Record Date for the Series E Cash Dividend Period in which such share is issued shall begin accruing on, and be cumulative from and including, the date upon which such share is issued. Dividends payable on any share of Series E Preferred Stock that is issued after the Record Date for the Series E Cash Dividend Period in which such share is issued shall begin accruing on, and be cumulative from and including, the first day of the first Series E Cash Dividend Period commencing after its issuance. Dividends on each share of Series E Preferred Stock shall accrue on a daily basis and be cumulative commencing from the first day of the Series E Cash Dividend Period for which dividends on such shares become payable as established herein. All dividends payable on the Series E Preferred Stock will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months.

(b)
Dividends on the Series E Preferred Stock will accrue whether or not (i) the Corporation has earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by the Board or declared by the Corporation. Accrued dividends on the Series E Preferred Stock will not bear interest.

(c)
Holders of shares of Series E Preferred Stock are not entitled to any dividend in excess of full dividends on shares of the Series E Preferred Stock. Unless full dividends on shares of the Series E Preferred Stock for all past Series E Cash Dividend Periods that have ended have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, the Corporation will not declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to, any shares of Common Stock, or any class or series of Junior Stock or Parity Stock (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to purchase such shares) for any period, nor redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock or any class or series of Junior Stock (except (i) by conversion into or exchange for other Junior Securities, (ii) by redemption, purchase or other acquisition of Common Stock or such Junior Securities made for purposes of an incentive, benefit, share redemption program or share purchase plan of the Corporation or any of its direct or indirect subsidiaries, (iii) for transfers, redemptions or purchases made pursuant to the provisions of Article VI of the Charter and (iv) as otherwise required to preserve the Corporation’s REIT qualification).

(d)
To the extent necessary to preserve the Corporation’s status as a REIT, nothing in Section 3(c) above will prohibit declaring or paying or setting apart for payment any dividend or other distribution on the Common Stock or any class or series of Junior Stock or Parity Stock for any period.

(e)
When cumulative dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series E Preferred Stock and the shares of any class or series of Parity Stock, all dividends declared upon the Series E Preferred Stock and any class or series of Parity Stock will be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such class or series of Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series E Preferred Stock and such class or series of Parity Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend) bear to each other.

(f)
Any dividend payment made on the Series E Preferred Stock may be made via check or electronic payment. Permissible forms of electronic payment pursuant to this paragraph shall include, without limitation, Automated Clearing House (“ACH”) transfers, direct deposits or wire transfers.

(g)
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation was to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

(h)
If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code (as defined in the Charter)) any portion (the “Capital Gains Amount”) of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares of stock of the Corporation (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series E Preferred Stock will be the amount that the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the Total Dividends. The Corporation may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series E Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(i)
Holders of shares of Series E Preferred Stock are not eligible to participate in any future distribution reinvestment plan for the Common Stock solely by virtue of their status as holders of Series E Preferred Stock.

(4)
Liquidation Preference.

(a)
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (each a “Liquidation Event”), before any distribution or payment will be made to holders of the Common Stock or any other class or series of Junior Stock, the holders of shares of Series E Preferred Stock then outstanding will be entitled to be paid out of the assets legally available for distribution to the Corporation’s stockholders, after payment or provision for corporate debts, liquidating distributions to the holders of all outstanding Senior Stock, and other liabilities, an amount per share (the “Liquidation Preference”) equal to $10.00, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series E Preferred Stock, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of shares of any other class or series of Parity Stock.

(b)
If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidating distributions on all outstanding shares of Series

E Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of the Series E Preferred Stock and any class or series of Parity Stock will be distributed pro rata so that the amount of assets distributed per share of Series E Preferred Stock and such class or series of Parity Stock will in all cases bear to each other the same ratio that the liquidating distributions per share on the Series E Preferred Stock and such class or series of Parity Stock bear to each other.

(c)
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the Series E Preferred Stock will have no right or claim to any remaining assets. The Corporation’s consolidation or merger with or into another entity, the consolidation or merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business will not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation’s affairs.

(5)
Redemption and Repurchase.

(a)
Redemption at Option of Holders

(i) Beginning on the day following the first anniversary of the original issue date of the Series E Preferred Stock to be redeemed (“Original Issue Date”), holders will have the right to require the Corporation to redeem shares of Series E Preferred Stock at a redemption price equal to the Liquidation Preference less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

The redemption fee will be equal to:

•
Beginning on the day following the first anniversary of the Original Issue Date: 10.0% of the Liquidation Preference
•
Beginning on the day following the second anniversary of the Original Issue Date: 7.5% of the Liquidation Preference
•
Beginning on the day following the third anniversary of the Original Issue Date: 5.0% of the Liquidation Preference
•
Beginning on the day following the fourth anniversary of the Original Issue Date: 0% of the Liquidation Preference.

(ii) If a redemption date for a redemption at the option of the holder falls after a Record Date and prior to the corresponding dividend payment date, each holder of record of Series E Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series E Preferred Stock that will be redeemed at the option of the holder will be entitled to an amount equal to the dividends accruing after the end of the Series E Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

(iii) If a holder of Series E Preferred Stock causes the Corporation to redeem such shares of Series E Preferred Stock pursuant to a redemption at their option and the Common Stock is listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or another national securities exchange or automated quotation system, the Corporation will have the right, in the Corporation’s sole discretion, to pay the redemption price in cash or in equal value of shares of Common Stock, based on the closing price per share of the Common Stock for the single trading day prior to the date of redemption.

(iv) The Corporation’s ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that the Corporation does not have sufficient funds available to fund such cash redemption. Further, the Corporation’s obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series E Preferred Stock will be made at such time as the terms and provisions of any agreement to which the Corporation is a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

(v) In addition, aggregate redemptions at the option of holders of the Series E Preferred Stock will be subject to the following redemption limit: until the fourth anniversary of the date of commencement of the offering of shares of Series E Preferred Stock (the “Offering Commencement Date”), no more than 5% of the weighted average number of outstanding shares of Series D Preferred Stock during the prior calendar year will be redeemed per fiscal year.

(vi) Redemptions pursuant to an optional redemption by the Corporation or in connection with a Change of Control (described below) will not count toward the 5% limit applied to redemptions at the option of holders of the Series E Preferred Stock. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 5% limit and will be subject to such limit.

(vii) If, after applying these redemption limits, a holder would own less than one share of Series E Preferred Stock, all of such holder’s shares of Series E Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, a holder would own 2.5 shares, the Corporation will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series E Preferred Stock to be redeemed is less than the number of shares of Series E Preferred Stock submitted for redemption by a holder, the excess shares of Series E Preferred Stock will remain subject to redemption in future periods until the earlier of (i) the redemption of all shares of Series E Preferred Stock submitted by such holder for redemption or (ii) the delivery by such holder to the Corporation of a written notice of withdrawal stating the number of withdrawn shares of Series E Preferred Stock and the number of shares of Series E Preferred Stock, if any, which remain subject to redemption.

(viii) Redemption of the Series E Preferred Stock will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Corporation’s transfer agent, which will be irrevocable except upon the Corporation’s written consent. The redemption date for shares to be redeemed at the option of a holder will be on the last business day of the month following the end of each quarter. Requests for redemption would have to be received by the Corporation on or prior to the end of a quarter in order to be redeemed as of the end of the following month. Holders of Series E Preferred Stock may withdraw the request to have such shares redeemed at any time prior to the last day of the applicable quarter or as set forth below.

(b)
Optional Redemption Following Death or Qualifying Disability of a Holder

(i) Subject to restrictions set forth above and below, the Corporation will redeem, beginning on the day following the first anniversary of the Original Issue Date, shares of

Series E Preferred Stock held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, upon notice received (A) in the case of the death of a holder, as set forth in Section 5(b)(iii)(C) below or (B) in the case of the disability of a holder, from the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series E Preferred Stock, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of the Board in its sole discretion. Beginning on the day following the first anniversary of the Original Issue Date, the Corporation will redeem such shares at a redemption price equal to 100% of the Liquidation Preference, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

(ii) If a redemption date for a redemption in connection with an optional redemption following death or qualifying disability of a holder falls after a Record Date and prior to the corresponding dividend payment date, each holder of record of Series E Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series E Preferred Stock that will be redeemed in connection with an optional redemption following death or qualifying disability of a holder will be entitled to an amount equal to the dividends accruing after the end of the Series E Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

(iii) In order for the Corporation to redeem shares of Series E Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (A) the deceased or disabled holder must be the sole holder of the shares of Series E Preferred Stock to be redeemed or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares of Series E Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (B) the redemption notice must be received by the Corporation within one year after the death or qualifying disability of the holder, but no sooner than the day following the first anniversary of the Original Issue Date; (C) the redemption notice must be given by (1) in the case of the death of a holder, the holder’s estate or a recipient of the shares of Series E Preferred Stock through bequest or inheritance, (2) in the case of the death of a beneficiary of a trust, the trustee of the trust, who will have the sole ability to give notice on behalf of the trust, or (3) in the case of the death of a holder of shares of Series E Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (D) in the case of the qualifying disability of a holder, (1) a determination of disability based upon a physical or mental condition or impairment must be made by the U.S. governmental agency (“U.S. governmental agency” is limited to (a) the Social Security Administration; (b) the U.S. Office of Personnel Management; or (c) the Veteran’s Benefits Administration) responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (2) the condition causing the disability will have occurred after the date that the holder became a holder of shares of Series E Preferred Stock and (3) the condition causing the disability will have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Corporation may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

(iv) If a holder of Series E Preferred Stock causes the Corporation to redeem such shares of Series E Preferred Stock pursuant to an optional redemption following death or qualifying disability and the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation will have the right, in the Corporation’s sole discretion, to pay the redemption price in cash or in equal value of shares of Common Stock, based on the closing price per share of Common Stock for the single trading day prior to the date of redemption.

(v) The Corporation’s ability to redeem shares of Series E Preferred Stock in cash may be limited to the extent that the Corporation does not have sufficient funds available to fund such cash redemption. Further, the Corporation’s obligation to redeem any of the shares of Series E Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series E Preferred Stock will be made at such time as the terms and provisions of any agreement to which the Corporation are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

(vi) Redemption of the Series E Preferred Stock will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to the Corporation in compliance with the requirements above, which notice will be irrevocable except upon the Corporation’s written consent or as set forth below. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be on the last business day of the month following the end of each quarter. Requests for redemption would have to be received by the Corporation on or prior to the end of a quarter in order to be redeemed as of the end of the following month. Holders of Series E Preferred Stock may withdraw the request to have such shares redeemed at any time prior to the last day of the applicable quarter.

(c)
Optional Redemption by the Corporation

(i) Upon the earlier of (A) the Common Stock being listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system and (B) the day following the third anniversary of the Offering Commencement Date, the Corporation will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series E Preferred Stock at a redemption price equal to 100% of the Liquidation Preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If the Corporation chooses to redeem any shares of Series E Preferred Stock and the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation will have the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of Common Stock, based on the closing price per share of Common Stock for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

(ii) If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed pursuant to the Corporation’s redemption right, the shares of Series E Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock, other than a holder of shares of Series E Preferred Stock that has received an exemption, would become a holder of a number of shares of Series E Preferred Stock in excess of the Aggregate Stock Ownership Limit (as defined in the Charter) because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(iii) Unless full cumulative dividends on all shares of Series E Preferred Stock for all past Series E Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, (A) no shares of Series E Preferred Stock will be redeemed at the option of the Corporation unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and (B) the Corporation will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock; provided, however, that the foregoing will not prevent the redemption or purchase by the Corporation of shares of Series E Preferred Stock pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Stock.

(iv) If a redemption date for a redemption at the option of the Corporation falls after a Record Date and prior to the corresponding dividend payment date, each holder of record of Series E Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series E Preferred Stock that will be redeemed at the option of the Corporation will be entitled to an amount equal to the dividends accruing after the end of the Series E Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

(v) Notwithstanding the foregoing, at any time the Corporation may redeem or purchase shares of Series E Preferred Stock to ensure that the Corporation continues to meet the requirements for qualification as a REIT pursuant to the Charter. If the Corporation calls for redemption of any shares of Series E Preferred Stock pursuant to and in accordance with the Charter, then the redemption price will be an amount equal to the Liquidation Preference per share, plus an amount equal to accrued but unpaid cash dividends on the Series E Preferred Stock, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in the Charter. The Corporation will not be required to provide advanced notice to the holder of Series E Preferred Stock in the event such holder’s Series E Preferred Stock is redeemed in order for the Corporation to qualify or maintain the Corporation’s qualification as a REIT for U.S. federal income tax purposes.

(d)
Change of Control Redemption by the Corporation

(i) Upon the occurrence of a Change of Control (as defined below), the Corporation will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series E Preferred Stock, on a date that the Corporation specifies prior to the date of a Change of Control occurs, in cash at a redemption price equal to 100% of the Liquidation Preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption. A “Change of Control” means the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation’s capital stock entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation’s capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(ii) If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed pursuant to the Corporation’s redemption right, the shares of Series E Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock, other than a holder of shares of Series E Preferred Stock that has received an exemption, would become a holder of a number of shares of Series E Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(iii) Unless full cumulative dividends on all shares of Series E Preferred Stock for all past Series E Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series E Preferred Stock will be redeemed at the Corporation’s option in connection with a Change of Control unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed, and (ii) the Corporation will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock.

(iv) If a redemption date for a redemption at the Corporation’s option in connection with a Change of Control falls after a Record Date and prior to the corresponding dividend payment date, each holder of record of Series E Preferred Stock at the close of business on such Record Date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series E Preferred Stock that will be redeemed at the Corporation’s option in connection with a Change of Control will be entitled to an amount equal to the dividends accruing after the end of the Series E Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

(v) Notwithstanding the foregoing, at any time the Corporation may redeem or purchase shares of Series E Preferred Stock to ensure that the Corporation continues to meet the requirements for qualification as a REIT pursuant to the Charter. If the Corporation calls for redemption of any shares of Series E Preferred Stock pursuant to and in accordance with the Charter, then the redemption price will be an amount equal to the Liquidation Preference per share, plus an amount equal to accrued but unpaid cash dividends on the Series E Preferred Stock, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in the Charter. The Corporation will not be required to provide advanced notice to the holder of Series E Preferred Stock in the event such holder’s Series E Preferred Stock is redeemed in order for the Corporation to qualify or maintain its qualification as a REIT for U.S. federal income tax purposes.

(6)
Corporation’s Notice of Redemption. If the Corporation elects to redeem Series E Preferred Stock pursuant to an optional redemption or in connection with a Change of Control, the Corporation will deliver, no fewer than seven days before the redemption date, a written notice of redemption to the holders of record of shares of Series E Preferred Stock to be redeemed. The Corporation will mail the notice to the address of the holder of record of shares of Series E Preferred Stock shown on the Corporation’s stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

•
the redemption date;
•
the redemption price on a per share basis;
•
that dividends on the shares of Series E Preferred Stock to be redeemed will cease to accrue on such redemption date;
•
if a redemption at the Corporation’s option, that the Series E Preferred Stock is being redeemed pursuant to the Corporation’s option;
•
if a redemption in connection with a Change of Control, that the Series E Preferred Stock is being redeemed pursuant to the Corporation’s option in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and
•
any conditions to the redemption.

(7)
Rights Following Redemption. If the Corporation (A) has given or received a notice of redemption, (B) (1) if the shares of Series E Preferred Stock will be redeemed in cash, has set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Stock called for redemption or (2) if the shares of Series E Preferred Stock will be redeemed with shares of Common Stock, has instructed the Corporation’s transfer agent in writing that the shares of Series E Preferred Stock will be redeemed with shares of Common Stock, and (C) has given irrevocable instructions to pay or issue the redemption price, then from and after the redemption date, those shares of Series E Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series E Preferred Stock will terminate. The holders of those shares of Series E Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the redemption date, without interest.

(8)
Voting Rights. The holders of the Series E Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote.

(9)
Status of Redeemed or Converted Series E Preferred Stock. All shares of Series E Preferred Stock redeemed, repurchased, converted or otherwise acquired in any manner by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Series E Preferred Stock.

(10)
Transfers Restrictions; Legend. The holders of the Series E Preferred Stock are at all times subject to the provisions contained in Article VI of the Charter. Any certificate representing shares of the Series E Preferred Stock shall bear any legend required by the Charter or bylaws of the Corporation, any legend required by Maryland law, any legend as required by the “blue sky” laws of any state, and a restrictive legend in substantially the following form until such time as they are not required:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY

STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(11)
Record Holders. The Corporation and the transfer agent for the Series E Preferred Stock may deem and treat the record holder of any Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

(12)
No Preemptive Rights. No holder of the Series E Preferred Stock will, as a holder of the Series E Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation (whether now or hereafter authorized).

(13)
Notices to Holders. Unless otherwise provided herein or required by law, notices to holders of Series E Preferred Stock provided for herein shall be mailed to such holders by first class mail, postage pre-paid, at the respective addresses as the same shall appear on the stock transfer records of the Corporation.

(14)
Severability. If any of the preferences, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other preferences, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Stock which can be given effect without the invalid, unlawful or unenforceable preferences, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Stock shall remain in full force and effect and shall not be deemed dependent upon any invalid, unlawful or unenforceable preferences, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption or repurchase of the Series E Preferred Stock.

THIRD: The Series E Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned officer acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Strategic Storage Trust VI, Inc. has caused the foregoing Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 30th day of September, 2025.

ATTEST:		STRATEGIC STORAGE TRUST VI, INC.

By:	/S/ Nicholas M. Look	By:	/S/ H. Michael Schwartz
	Nicholas M. Look		H. Michael Schwartz
	Secretary		Chief Executive Officer